Exhibit 99.1

Vital Energy to Significantly Increase Permian Basin Scale Through Accretive Transactions

Acquisitions and optimized development to increase 2024 Free Cash Flow1 by approximately 90%2, strengthen capital structure and add approximately 150 high-value locations

TULSA, OK - September 13, 2023 - Vital Energy, Inc. (NYSE: VTLE) ("Vital Energy" or the "Company") today announced the signing of three definitive agreements that will materially add scale in the Permian Basin, increase Free Cash Flow, enhance capital efficiency and significantly reduce leverage. Combined, the transactions have a total consideration of approximately $1.1653 billion, subject to customary closing price adjustments. The agreements were signed with affiliates of Henry Energy LP and Henry Resources LLC ("Henry"), Tall City Property Holdings III LLC ("Tall City") and Maple Energy Holdings, LLC ("Maple"). The transactions, which are subject to customary terms and conditions, are all expected to close in the fourth quarter of 2023.

A conference call and webcast is planned for 7:30 a.m. CT, Thursday, September 14, 2023. Participation details can be found within this press release.

Highlights

Increases scale: The combined transactions will add nearly 53,000 net acres and proved reserves of approximately 248 million barrels of oil equivalent4 ("BOE"), 44% oil, estimated as of year-end 2022. The transactions will increase Vital Energy’s current production by approximately 35.0 MBOE/d (50% oil). Pro forma, Vital Energy will have approximately 250,000 net acres and estimated average full-year 2024 total production of approximately 112.0 MBOE/d, an increase of more than 25% versus stand alone expectations. Estimated average full-year 2024 oil production is expected to increase approximately 30% to 55.0 MBO/d.

Adds high-value, oil-weighted inventory: Transactions to add approximately 150 gross high-value locations with an average breakeven price of approximately $50 per barrel WTI. Pro forma, Vital Energy will maintain more than eight years of oil-weighted inventory at its expected four-rig pace of development.

Immediately accretive to key financial metrics: The acquisitions and pro forma development plan are expected to increase the Company’s 2024 Free Cash Flow by approximately 90%, at $80 per barrel WTI. Improvements to capital efficiency are expected to be recognized in 2024 and be sustainable in the future.

1Non-GAAP financial measure; please see supplemental discussion of GAAP to non-GAAP financial measures at the end of this release;

2Assumes $80 WTI / $3.40 HH for FY-24; 3Assumes VTLE September 12, 2023 closing price; 4Henry’s YE-22 reserves converted to 3-stream

Attractively priced and highly deleveraging: The combined transactions are attractively priced at 2.9x next 12 months Consolidated EBITDAX1, as of the effective dates. Post closing, Vital Energy plans to direct substantially all Free Cash Flow to debt reduction and expects pro forma leverage, at $80 per barrel WTI, to be approximately 1.0x Net Debt/Consolidated EBITDAX1 by year-end 2024.

"These transactions increase our scale in the Permian and fit with our proven strategy of creating value through disciplined acquisitions," said Jason Pigott, President and Chief Executive Officer. "We have demonstrated our ability to effectively consolidate Permian assets and identify sustainable synergies to lower costs, improve margins and enhance Free Cash Flow. These acquisitions will significantly strengthen our Free Cash Flow outlook and enable us to rapidly delever our balance sheet."

Transaction Financing

Total consideration for the transactions is approximately $1.165 billion. Vital Energy plans to fund the transactions through the issuance of approximately 8.61 million shares of its common stock, 4.54 million shares of perpetual mandatorily convertible preferred securities, approximately $285 million in borrowings under its senior secured facility and approximately $100 million of estimated purchase price adjustments.

The Company has consistently used a balance of equity and debt to finance high-value acquisitions to strengthen the business. Year-to-date, Vital Energy has executed $1.7 billion of acquisitions (including today’s) which have utilized a combined total of approximately 50% equity and 50% debt.

Concurrent with closing, Vital Energy’s credit facility borrowing base and elected commitment will increase to $1.5 billion and $1.25 billion, respectively, from $1.3 billion and $1.0 billion, respectively. The Company will have access to the full $1.5 billion borrowing base through a committed $250 million term loan facility.

Henry: Vital Energy agreed to purchase substantially all of Henry’s Midland and Delaware basin assets in an all-equity transaction consisting of 3.72 million common shares and 4.54 million shares of perpetual mandatorily convertible preferred securities, net of customary closing price adjustments. Effective date of the acquisition will be August 1, 2023.

Tall City: Vital Energy agreed to purchase all of Tall City’s Delaware Basin assets for $285 million in cash and 1.58 million common shares, net of customary closing price adjustments. Effective date of the acquisition will be July 1, 2023.

Maple: Vital Energy agreed to purchase all of Maple’s Delaware Basin assets in an all-equity transaction consisting of 3.31 million common shares, net of customary closing price adjustments. Effective date of the acquisition will be August 1, 2023.

Pro Forma Fourth-Quarter 2023 Outlook

Upon closing, Vital Energy expects to operate one drilling rig on the acquired acreage and utilize a spot completions crew for approximately one month to complete four "in-process" wells.

The following table provides a pro forma fourth-quarter 2023 outlook in comparison to the Company’s previously-released guidance, assuming a November 15, 2023 closing date for all acquisitions. Vital Energy expects to provide additional guidance upon closing of the transactions.

	Stand Alone VTLE 4Q- 23E	Pro Forma VTLE 4Q- 23E
Total production (MBOE/d)	83.3 - 87.3	98.0 - 102.0
Oil production (MBO/d)	39.3 - 42.3	46.5 - 49.5
Incurred capital expenditures, excluding non-budgeted acquisitions ($ MM)	$165 - $180	$195 - $210
Turn-in-lines (# of wells, gross)	13.0	17.0
Average rig count	3.0	3.5

Pro Forma 2024 Outlook

Vital Energy expects to realize operational synergies associated with a larger, consolidated Delaware position and the ability to optimize activity levels between the Midland and Delaware basins. The Company plans to prioritize returns and Free Cash Flow generation and expects to invest $100 - $125 million in the newly acquired assets in 2024, representing less than half of the previous operators’ activity levels.

Through the addition of recent hedges, the Company has significantly derisked its 2024 Free Cash Flow and leverage outlook, underpinning acquisition cash flows and returns. Vital Energy has hedged approximately 75% of expected 2024 pro forma oil volumes at an average price of approximately $75 per barrel WTI.

The following table provides a pro forma full-year 2024 outlook in comparison to the Company’s previously-released outlook.

	Stand Alone VTLE FY- 24E	Pro Forma VTLE FY- 24E
Total production (MBOE/d)	86.0 - 90.0	109.0 - 115.0
Oil production (MBO/d)	41.2 - 44.2	53.0 - 57.0
Incurred capital expenditures, excluding non-budgeted acquisitions ($ MM)	$650 - $710	$750 - $850
Turn-in-lines (# of wells, gross)	70 - 75	87 - 92
Average rig count	3.0	4.0

Advisors

Houlihan Lokey is serving as lead advisor on the combined transactions. Mizuho and Truist Securities are serving as co-advisors on Henry and Maple and Key Bank is advising on Tall City. Akin Gump, Latham & Watkins and Vinson & Elkins are serving as legal advisors and DrivePath Advisors is serving as communications advisor.

Guggenheim Securities, LLC, Citigroup and Kirkland & Ellis advised Tall City. Jackson Walker advised Henry and Vinson & Elkins advised Maple.

Conference Call Details

Vital Energy plans to host a conference call to discuss these transactions at 7:30 a.m. CT on Thursday, September 14, 2023. A slide presentation with additional transaction details has been posted to the Company's website. Interested parties are invited to listen to the call via the Company's website at www.vitalenergy.com, under the tab for "Investor Relations | News & Presentations." Portfolio managers and analysts who would like to participate on the call should dial 800.715.9871, using conference code 1401197. A replay will be available following the call via the Company's website.

About Vital Energy

Vital Energy, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Vital Energy’s business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.

Additional information about Vital Energy may be found on its website at www.vitalenergy.com.

Forward-Looking Statements

This press release and any oral statements made regarding the contents of this release, including in the conference call referenced herein, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Vital Energy assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties.

General risks relating to Vital Energy include, but are not limited to, moderating but continuing inflationary pressures and associated changes in monetary policy that may cause costs to rise; changes in domestic and global production, supply and demand for commodities, actions by the Organization of Petroleum Exporting Countries and other producing countries and the Russian-Ukrainian military conflict, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, the volatility of oil, natural gas liquids and natural gas prices, including our area of operation in the Permian Basin, reduced demand due to shifting market perception towards the oil and gas industry; competition in the oil and gas industry; the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties, pipeline transportation and storage constraints in the Permian Basin, the effects and duration of the outbreak of disease, such as the COVID-19 pandemic, and any related government policies and actions, long-term performance of wells, drilling and operating risks, the possibility of production curtailment, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, the impact of legislation or regulatory initiatives intended to address induced seismicity on the Company’s ability to conduct its operations; hedging activities, tariffs on steel, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, possible impacts of litigation and regulations, the impact of the Company’s transactions, if any, with its securities from time to time, the impact of new environmental, health and safety requirements applicable to the Company’s business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2022, the preliminary prospectus supplement and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). These documents are available through Vital Energy’s website at www.vitalenergy.com, "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Vital Energy’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Vital Energy can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Vital Energy does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

This press release and any accompanying disclosures include financial measures that are not in accordance with generally accepted accounting principles (“GAAP”), such as Free Cash Flow and Consolidated EBITDAX. While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP.

All amounts, dollars and percentages presented in this press release are rounded and therefore approximate.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities (GAAP) before net changes in operating assets and liabilities and non-budgeted acquisition costs, net, less incurred capital expenditures, excluding non-budgeted acquisition costs. Management believes Free Cash Flow is useful to management and investors in evaluating operating trends in its business that are affected by production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Free Cash Flow reported by different companies.

Consolidated EBITDAX

Consolidated EBITDAX is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as net income or loss (GAAP) plus adjustments for share-settled equity-based compensation, depletion, depreciation and amortization, impairment expense, gains or losses on disposal of assets, mark-to-market on derivatives, accretion expense, interest expense, income taxes and other non-recurring income and expenses. Consolidated EBITDAX provides no information regarding a company's capital structure, borrowings, interest costs, capital expenditures, working capital movement or tax position. Consolidated EBITDAX does not represent funds available for future discretionary use because it excludes funds required for debt service, capital expenditures, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Consolidated EBITDAX is useful to an investor because this measure:

•	is widely used by investors in the oil and natural gas industry to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon accounting methods, the book value of assets, capital structure and the method by which assets were acquired, among other factors;

•	helps investors to more meaningfully evaluate and compare the results of the Company's operations from period to period by removing the effect of the Company's capital structure from the Company's operating structure; and

•	is used by management for various purposes, including (i) as a measure of operating performance, (ii) as a measure of compliance under the Senior Secured Credit Facility, (iii) in presentations to the board of directors and (iv) as a basis for strategic planning and forecasting.

There are significant limitations to the use of Consolidated EBITDAX as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company's net income or loss and the lack of comparability of results of operations to different companies due to the different methods of calculating Consolidated EBITDAX, or similarly titled measures, reported by different companies. The Company is subject to financial covenants under the Senior Secured Credit Facility, one of which establishes a maximum permitted ratio of Net Debt, as defined in the Senior Secured Credit Facility, to Consolidated EBITDAX. See Note 7 in the 2022 Annual Report for additional discussion of the financial covenants under the Senior Secured Credit Facility. Additional information on Consolidated EBITDAX can be found in the Company's Tenth Amendment to the Senior Secured Credit Facility, as filed with the SEC on November 3, 2022.

Investor Contact:

Ron Hagood

918.858.5504

ron.hagood@vitalenergy.com